Exhibit 99.1

Draft NEWS RELEASE

Kinetik Announces $250 Million Private Placement of Additional 6.625% Sustainability-Linked Senior Notes due 2028

HOUSTON & MIDLAND, March 14, 2025– Kinetik Holdings Inc. (NYSE: KNTK) (“Kinetik”) announced today that its subsidiary, Kinetik Holdings LP (the “Issuer”), intends to offer, subject to market and other conditions, $250 million aggregate principal amount of 6.625% sustainability-linked senior notes due 2028 (the “New Notes”) in an offering (the “Offering”) pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The New Notes are being offered as additional notes under the indenture dated as of December 6, 2023, as may be supplemented from time to time (the “Indenture”), pursuant to which the Issuer has previously issued $800 million aggregate principal amount of 6.625% Sustainability-Linked Senior Notes due 2028 (the “Existing Notes” and, together with the New Notes, the “2028 Notes”). The New Notes will have substantially identical terms, other than the issue date and the issue price, as the Existing Notes, and the New Notes and the Existing Notes will be treated as a single series of securities under the Indenture and will vote together as a single class.

The Issuer intends to use the net proceeds from this Offering for general corporate purposes, including the repayment of a portion of the borrowings outstanding under our revolving credit facility and to pay related fees and expenses.

The interest rate on the 2028 Notes is linked to Kinetik’s performance against certain targets, which are set forth in the Sustainability-Linked Financing Framework (the “Framework”) published by Kinetik on May 16, 2022. Kinetik obtained a second party opinion (“SPO”) on the Framework from ISS ESG. The Framework and the SPO are available on Kinetik’s website. Information on Kinetik’s website does not constitute a part of, and is not incorporated by reference into, this press release.

The New Notes have not been and will not be registered under the Securities Act or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.

The New Notes will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and to non-U.S. persons outside the United States under Regulation S under the Securities Act.

This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The Offering may be made only by means of an offering memorandum.

About Kinetik Holdings Inc.

Kinetik is a fully integrated, pure-play, Permian-to-Gulf Coast midstream C-corporation operating in the Delaware Basin. Kinetik is headquartered in Midland, Texas and has significant presence in Houston, Texas. Kinetik provides comprehensive gathering, transportation, compression, processing and treating services for companies that produce natural gas, natural gas liquids, crude oil and water.

Forward-looking statements

This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about Kinetik’s future business strategy and plans, expectations, and objectives for Kinetik’s operations, including statements about strategy, synergies, sustainability goals and initiatives and future operations, the Offering and the use of proceeds therefrom. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2024. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future development, or otherwise, except as may be required by law.

Contacts

Kinetik Investors:

Alex Durkee

(713) 574-4743

investors@kinetik.com

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